Exhibit 10.1

FORBES ENERGY SERVICES LTD.

INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSES OF THIS PLAN

The purposes of the Forbes Energy Services Incentive Compensation Plan are to (i) promote the interests of Forbes Energy Services Ltd., a company incorporated under the laws of Bermuda (the “Company”) and its shareholders by enabling the Company and each of its Affiliates to (A) attract, motivate, and retain their respective Employees and Directors by offering such Employees and Directors performance-based stock incentives and other equity interests in the Company and other incentive awards and (B) compensate Consultants by offering such Consultants performance-based stock incentives and other equity interests in the Company and such other incentive awards that recognize the creation of value for the shareholders of the Company and (ii) promote the Company’s long-term growth and success. To achieve these purposes, eligible Persons may receive the following Awards: (I) Stock Options, (II) Stock Appreciation Rights, (III) Restricted Stock and (IV) such other stock-based incentive compensation determined appropriate by the Committee.

SECTION 2. DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

2.1. “Affiliate” shall mean any Parent Entity or Subsidiary Entity, whether now existing or hereafter established.

2.2. “Award” shall mean the grant under the Plan of a Stock Option, Stock Appreciation Right, Restricted Stock, or any other stock-based incentive compensation determined appropriate by the Committee.

2.3. “Book Value” shall mean the excess of the value of the assets of an entity over the liabilities of such entity (determined in accordance with United States generally accepted accounting principles, consistently applied).

2.4. “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.5. “Cause” shall mean, with respect to the termination of a Participant’s employment with the Company or an Affiliate, the occurrence of one or more of the following events:

(a) The Participant’s failure to substantially perform such Participant’s duties with the Company or any Affiliate as determined by the Board;

(b) The Participant’s willful failure or refusal to perform specific directives of the Board or the Company, which directives are consistent with the scope and nature of the Participant’s duties and responsibilities;

(c) The Participant’s conviction of a felony; or

(d) A breach of the Participant’s fiduciary duty to the Company or any Affiliate or willful violation in the course of performing the Participant’s duties for the Company or any Affiliate of any policy, rule, or directive of the Company or any Affiliate, or of any law, rule or regulation (other than traffic violations or other minor offenses). No act or failure to act on the Participant’s part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Company.

2.6. “Change in Control” shall mean the occurrence of any one of the following events following the Effective Date:

(a) an event of a nature that would be required to be reported by the Company in response to Item 1 of a Current Report on Form 8-K (or any successor to such form) promulgated pursuant to the Exchange Act or any similar disclosure requirement under the similar laws of another jurisdiction; provided, without limitation, such a Change in Control shall be deemed to have occurred if (i) any Person or Group (other than (A) the Company, (B) an Affiliate, (C) any Employee benefit plan (including, without limitation, an Employee stock ownership plan) adopted by the Company or an Affiliate or (D) any trustee or other fiduciary holding securities under any Employee benefit plan adopted by the Company or an Affiliate) becomes the “beneficial owner” (as defined in Rule 13d-3 (or any successor to such rule) promulgated under the Exchange Act or the similar laws of another jurisdiction), directly or indirectly, of securities of the Company or any Material Affiliate representing fifty percent (50%) or more of the combined voting power of the Company’s or such Material Affiliate’s then outstanding securities or (ii) during any period of twenty-four (24) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved;

(b) a Corporate Transaction is consummated, other than a Corporate Transaction that would result in substantially all of the holders of outstanding voting securities of the Company and all of the holders of the outstanding nonvoting stock of the Company, in each case, immediately prior thereto owning (directly or indirectly and in substantially the same proportions relative to each other) not less than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such Corporate Transaction (taking into account nonvoting securities that are convertible into voting securities as if such conversion had previously taken place); or

(c) the sale or other disposition of all or substantially all of the Company’s assets (evaluated on a consolidated basis).

Notwithstanding the preceding provision, with respect to any Award that constitutes a “nonqualified deferred compensation plan” (as such term is defined under Section 409A of the Code), the term “Change in Control” shall mean only the occurrence of any one of the following events after the Effective Date:

(x) any Person or Group (other than (A) the Company, (B) an Affiliate, (C) any Employee benefit plan (including, without limitation, an Employee stock ownership plan) sponsored by the Company or an Affiliate or (D) any trustee or fiduciary holding securities under any Employee benefit plan sponsored by the Company or an Affiliate), becomes the “beneficial owner” (as defined in Rule 13d-3 (or any successor to such rule) promulgated under the Exchange Act or the similar laws of another jurisdiction), directly or indirectly, of securities representing more than 50% of the total voting power of the Company (taking into account nonvoting securities that are convertible into voting securities as if such conversion had previously taken place);

(y) a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(z) a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis.

Notwithstanding any of the preceding provisions of this subsection 2.6, the term “Change in Control” shall not include (I) the initial public offering of the Company or an Affiliate, (II) an event described in (a), (b) or (x) above that occurs as a result of the conversion of any security of the Company or an Affiliate that is outstanding on the Effective Date for Common Stock or (III) an event described in (a), (b) or (x) above that occurs as a result of a reorganization in which the Company becomes a wholly owned subsidiary of another entity and substantially all of the holders of outstanding voting securities of the Company immediately prior thereto own (directly or indirectly and in substantially the same proportions relative to each other) not less than fifty percent (50%) of the combined voting power of the voting securities of such entity immediately after such reorganization (taking into account nonvoting securities that are convertible into voting securities as if such conversion had previously taken place).

2.7. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

2.8. “Committee” shall mean the Compensation Committee of the Board as such Compensation Committee may be constituted from time to time pursuant to the terms of the Compensation Committee Charter of the Board. Membership on the Committee shall be limited to Directors who (i) meet the independence requirements of the Toronto Stock Exchange or, if the Shares are not then traded on the Toronto Stock Exchange, the principal securities exchange on which the Shares are traded, and any other applicable regulatory requirements, (ii) qualify as “Non-Employee Directors” (as that term is defined in Rule 16b-3 (or any successor to such rule) promulgated under the Exchange Act) if then applicable, and (iii) satisfy the requirements of an “outside director,” for purposes of Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder. Once appointed by the Board, members of the Committee, shall, except for any period of suspension, hold office until their successors are duly elected and qualified or until their earlier resignation, removal or death. All members of the Committee will serve at the pleasure of the Board. Notwithstanding the foregoing, if the composition of the Committee does not comply with the foregoing provisions of this subsection, the entire Board shall constitute the Committee until such time as a Committee is appointed in accordance with the foregoing provisions of this subsection.

2.9. “Common Stock” shall mean the voting common stock, par value $.01 per share, of the Company.

2.10. “Company” shall mean Forbes Energy Services Ltd., a company incorporated under the laws of Bermuda, or any successor or Affiliate who subsequently sponsors the Plan. A change in the identity of the Company shall be subject to the applicable shareholder approval requirements of Section 14 hereof.

2.11. “Consultant” shall mean any Person engaged by the Company or any Affiliate to render consulting or advisory services.

2.12. “Continuous Service” means that the Participant’s service with the Company or any Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, with respect to an Incentive Stock Option, an Employee’s Continuous Service shall be deemed to have terminated in the event of a change in capacity from an Employee to a Consultant or non-employee Director. The Committee will determine, in its sole and absolute discretion, whether Continuous Service will be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

2.13. “Corporate Transaction” shall have the meaning prescribed under Treasury Regulations Section 1.424-1(a)(3), but shall not include the conversion of any security of the Company or any Affiliate that is outstanding on the Effective Date for Common Stock or any transaction described in subsection 13.1.

2.14. “Covered Participant” shall mean a Participant who, as of the close of the Company’s taxable year, is the principal executive officer (within the meaning of the amended disclosure rules under the Exchange Act) of the Company or an individual acting in such a capacity, or whose total compensation for that taxable year is required to be reported to the Company’s shareholders under the Exchange Act by reason of such Participant being among the three (3) highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer, within the meaning of the amended disclosure rules under the Exchange Act).

2.15. “Designated Beneficiary” shall mean the beneficiary designated by a Participant, in a manner authorized by the Committee, to exercise the rights of such Participant in the event of such Participant’s death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be such Participant’s estate.

2.16. “Director” shall mean a member of the Board, whether an Employee, former Employee, outside director or other non-Employee member.

2.17. “Disability” shall mean the Participant’s permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The determination of a Participant’s “Disability” shall be made in the sole and absolute discretion of the Committee.

2.18. “Effective Date” shall mean the date on which the Plan is approved by the shareholders of the Company.

2.19. “Employee” shall mean any person who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a non-Employee Director solely with respect to such individual rendering services in the capacity of a non-Employee Director, however, shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.20. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation) or the similar laws of another jurisdiction.

2.21. “Expiration Date” shall mean the date that is ten (10) years from the date on which this Plan is approved by the shareholders of the Company, or, in the event the Plan is subsequently amended to make any change described in the final paragraph of Section 14, the date that is ten (10) years from the date on which such amendment is approved by the Board, or if earlier, the date on which such amendment is approved by the shareholders of the Company.

2.22. “Fair Market Value” shall, except to the extent otherwise provided herein, mean with respect to the Shares, as of any date, (i) if the Common Stock is listed or admitted to trade on a United States national securities exchange, the closing price of the Common Stock on the composite tape of the principal United States national securities exchange on which the Common Stock is so listed or admitted to trade, on such date or, if there is no trading in Shares on such date, then the closing price of the Common Stock as quoted on such composite tape on the next preceding date on which there was trading in such Shares, as published in The Wall Street Journal or such other source as the Board deems reliable; (ii) if the Common Stock is not listed or admitted to trade on a United States national securities exchange, then the closing price of the Common Stock as quoted on the National Market System of the NASD; (iii) if the Common Stock is not listed or admitted to trade on a United States national securities exchange or the National Market System of the NASD, the mean between the bid and asked price for the Common Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Common Stock is not listed or admitted to trade on a United States national securities exchange or the National Market System of the NASD and if bid and asked prices for the Common Stock are not so furnished by the NASD or a similar organization, the value established by the Board, determined in accordance with applicable guidance and regulations promulgated under Section 409A of the Code (or any successor provision thereto). Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

Notwithstanding the foregoing, for any period during which the Common Stock is not listed on a United States national securities exchange, but is listed on the Toronto Stock Exchange, the Fair Market Value of the Common Stock shall equal the volume weighted average trading price of the Common Stock on the Toronto Stock Exchange for the five (5) trading days immediately preceding the determination date. The volume weighted average trading price shall be calculated by dividing the total value of the Common Stock traded over the 5-day period by the total volume of Common Stock traded over the same period.

2.23. “Group” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act or the similar laws of another jurisdiction.

2.24. “Incentive Stock Option” shall mean a Stock Option granted under the Plan to an Employee that meets the requirements of Section 422 of the Code.

2.25. “Insider” shall, for any period during which the Common Stock is listed on the Toronto Stock Exchange, have the meaning ascribed to the term “insider” under the Toronto Stock Exchange Company Manual.

2.26. “Material Affiliate” shall mean any Affiliate of which the Book Value or fair market value (whichever is greater) constitutes fifty percent (50%) or more of the Book Value of the Company. The fair market value of an Affiliate will be determined in good faith by the Board.

2.27. “NASD” shall mean the National Association of Securities Dealers, Inc.

2.28. “Non-Qualified Stock Option” shall mean a Stock Option to purchase Shares awarded pursuant to this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated as or intended to qualify as an Incentive Stock Option but which does not (for whatever reason) qualify as an Incentive Stock Option).

2.29. “Optionee” shall mean any Participant who has been granted and holds a Stock Option awarded pursuant to this Plan.

2.30. “Parent Entity” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing more than fifty percent (50%) of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Parent Entity” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.31. “Participant” shall mean any Person who has been granted and holds an Award pursuant to this Plan.

2.32. “Performance Award” shall mean any Award granted under the Plan that provides the Participant the right to exercise, purchase or otherwise benefit from the Award upon attainment of one or more specified Performance Goals.

2.33. “Performance Goal” shall mean any goal or target established by the Committee that must be satisfied before the Participant may benefit from a Performance Award.

2.34. “Performance Measure” shall mean each of the business criteria the Committee uses in establishing a Performance Goal. For purposes of the Plan, Performance Measures are limited to earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; operating profits; stock price; sales, expenses and earnings before interest, taxes, depreciation, amortization and loss on early extinguishment of debt (“EBITDA”).

2.35. “Performance Period” shall mean the period established by the Committee over which a Performance Goal specified by the Committee with respect to such Performance Award will be measured.

2.36. “Performance Shares” shall mean the Shares payable under a Performance Award upon attainment of one or more specified Performance Goals.

2.37. “Performance Units” shall mean a fixed dollar amount payable under a Performance Award in Shares, Restricted Stock, cash, or any combination thereof, as the Committee may determine, upon attainment of one or more specified Performance Goals.

2.38. “Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization or any other form of business organization.

2.39. “Plan” shall mean this Forbes Energy Services Incentive Compensation Plan as it may be amended from time to time.

2.40. “Reload Option” shall mean a Stock Option as defined in subsection 6.8 of this Plan.

2.41. “Restricted Stock” shall mean any Shares granted pursuant to this Plan that are subject to restrictions on transferability or a substantial risk of forfeiture.

2.42. “Retirement” shall mean, with respect to any Employee of the Company or Affiliate, the Employee’s retirement from employment with the Company and all of its Affiliates, other than for Cause, on or after the date the Employee attains age 60 provided the Employee has completed ten (10) years of service as of the date the Employee retires from service, or on or after the Employee attains age 65. With respect to a non-employee Director, “Retirement” shall mean such non-employee Director’s termination of service as a member of the Board on or after the date such non-employee Director completes five (5) years of service as a member of the Board.

2.43. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation) or the similar laws of another jurisdiction.

2.44. “Shares” shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

2.45. “Specified Employee” shall mean, for any period during which the Company is publicly traded on an established securities market or otherwise, a Participant who, on the date of his separation from service, is treated as a “key employee” as defined under Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding subparagraph (5) thereof). A Participant will be treated as a Specified Employee on the date of his separation from service if such event occurs within the 12-month period following the effective date of the Company’s determination that the Participant is a Specified Employee in accordance with the preceding sentence. The determination date and the effective date of such determination shall be established by resolution of the Board.

2.46. “Stock Appreciation Right” shall mean the right of the holder thereof to receive cash, property or Shares with a Fair Market Value in an amount equal to the excess of the aggregate Fair Market Value of the Shares subject to such Stock Appreciation Right on the date of exercise over the aggregate Fair Market Value of the Shares subject to such Stock Appreciation Right on the date of the grant of such Stock Appreciation Right (or such higher value as may be specified in the Award agreement granting such Stock Appreciation Right). A Stock Appreciation Right may be issued on its own or in tandem with a Stock Option and shall be subject to such limitations as the Committee may impose.

2.47. “Stock Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option.

2.48. “Subsidiary Entity” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Subsidiary Entity” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.49. “Termination Date” shall mean the date on which a Participant’s Continuous Service with the Company (or any Affiliate) terminates due to death, Disability, Retirement, voluntary termination, with or without Cause, or otherwise.

SECTION 3. ADMINISTRATION OF THIS PLAN

3.1. Committee. This Plan shall be administered and interpreted by the Committee.

3.2. Powers of the Committee. Subject to the provisions of this Plan and directions from the Board, if any, the Committee is authorized to:

(a) determine the Persons to whom Awards are to be granted, provided that Awards granted to members of the Board or the Committee shall be consistent for the position in which the individuals are serving;

(b) determine the types and combinations of Awards to be granted; the number of Shares to be covered by an Award; the exercise price or purchase price of an Award; the time or times when an Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired under an Award; and any other terms and conditions of an Award;

(c) construe and interpret the provisions of this Plan and each Award agreement;

(d) prescribe, amend and rescind rules and regulations relating to this Plan;

(e) determine whether, to what extent, and under what circumstances, to allow alternative payment options to exercise Awards, or pay withholding taxes imposed upon the grant, exercise or vesting of any Award, and the terms and conditions of such payment options;

(f) determine whether, to what extent and under what circumstances to permit loans from the Company to Participants to be used to pay the exercise price or purchase price of Awards granted pursuant to this Plan, and the terms and conditions of such loans; provided, however, that such loans shall not be available to any Participant who is a Director or executive officer of the Company or any Affiliate if such loan would be treated as a personal loan prohibited under Section 13(k) of the Exchange Act;

(g) rely upon Employees of the Company or outside service providers for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

(h) accelerate or defer (with the consent of the Participant) the vesting of any rights pursuant to an Award;

(i) delegate to one or more senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Persons who are subject to Section 16 of the Exchange Act; and

(j) make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

3.3. Procedures.

(a) Proceedings by the Board with respect to this Plan will be conducted in accordance with the governing corporate documents of the Company.

(b) A majority of the Committee members shall constitute a quorum for action by the Committee. All determinations of the Committee shall be made by not less than a majority of its members.

(c) All questions of interpretation and application of this Plan or pertaining to any question of fact or Award granted hereunder will be decided by the Committee, whose decision will be final, conclusive and binding upon the Company and each other affected party. Any member of the Committee or the Board acting as Plan administrator, and any officer or employee of the Company or any Affiliate acting at the direction of the Plan administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent provided in subsection 15.9 hereof, be fully indemnified by the Company with respect to any such action or determination.

SECTION 4. SHARES SUBJECT TO PLAN

4.1. Limitations. The maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 5,220,000 Shares, all of which Shares may be issued pursuant to Incentive Stock Options. Awards will not reduce the number of Shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash. The following Shares related to Awards will be available for issuance again under the Plan:

(a) Common Stock related to Awards settled in cash;

(b) Common Stock related to Awards that expire, are forfeited or cancelled or terminate for any other reason without the issuance of Common Stock;

(c) Common Stock equal in number to the shares of Common Stock surrendered in payment of the exercise price or purchase price of an Award; and

(d) Common Stock tendered or withheld in order to satisfy withholding tax obligations.

Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan.

4.2. Maximum Individual Grants. No Participant may be granted during any fiscal year of the Company Stock Options or Stock Appreciation Rights, the terms of which entitle, or will entitle, the Participant to an aggregate of more than 1,000,000 Shares. If a Participant’s Company Stock Option or Stock Appreciation Right is cancelled, the cancelled Award continues to be counted against the maximum number of Shares for which such Awards may be granted in such fiscal year with respect to such Participant. If, following the grant of such an Award, the price of the Award is reduced, the transaction is treated as a cancellation of the Award and the issuance of a new Award, both of which count against the maximum number of Shares for which such Awards may be granted in such fiscal year with respect to such Participant.

SECTION 5. ELIGIBILITY AND GRANT OF AWARDS

5.1. Eligibility. The Committee shall determine, within the limitations of the Plan, the Employees, Consultants or Directors of the Company or any Affiliate to whom Awards may be granted. In making such determination, as well as the determination of the type of Award and terms of such Award, the Committee may consider the position and responsibilities of the Person, the importance of such Person to the Company, the duties of such Person, the past, present and potential contributions of such Person to the growth and success of the Company and such other factors as the Committee may deem relevant in connection with accomplishing the purposes of this Plan.

An eligible Person may be granted more than one Award. The grant of an Award to an eligible Person shall not be deemed either to entitle the Person to, or to disqualify the Person from, receipt of any other Award under the Plan. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Directors, or Consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees, Directors and Consultants who receive, or are eligible to receive, Awards under the Plan.

5.2. Grant of Awards. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award agreement setting forth the type of Award being granted, the total number of Shares subject to the Award(s), the price (if applicable), the restriction or vesting periods (if applicable), the term of the Award, the date of the grant of the Award, and such other terms, provisions, limitations, and, if applicable, Performance Goals, as the Committee, in its sole and absolute discretion, determines appropriate and not inconsistent with the purposes of the Plan. The Company shall execute an Award agreement with a Participant after the Committee approves the issuance of an Award. Each Award will be deemed to have been granted as of the date on which the Committee has completed the action declaring the Award, which date shall be specified by the Committee in the applicable Award agreement, notwithstanding any delay which may elapse in executing and delivering such Award agreement.

SECTION 6. STOCK OPTIONS

6.1. Grants. The Committee may grant Stock Options alone or in addition to other Awards granted pursuant to this Plan to any eligible Person. Each Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Stock Option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms or conditions relating to such Award; provided, however, only Employees of the Company or an Affiliate may be granted Incentive Stock Options. To the extent that any Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the shareholders of the Company to authorize the issuance of Incentive Stock Options, the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall be deemed to constitute a Non-Qualified Stock Option. Each Person to be granted a Stock Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions (including, without limitation, the exercise price and vesting schedule) of the Stock Option.

6.2. Incentive Stock Options Limitations.

(a) Fair Market Value Restrictions. To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options. For this purpose, the Fair Market Value of the Shares shall be determined as of the date(s) on which the Incentive Stock Options are granted.

(b) Shareholder Approval of Plan. To the extent shareholder approval of this Plan is required by Section 422 of the Code, no eligible Person shall be granted an Incentive Stock Option unless this Plan is approved by the shareholders of the Company within twelve (12) months before or after the date this Plan is adopted (or, if applicable, amended by the Board pursuant to the final paragraph of Section 14 hereof).

(c) Failure to Qualify. Notwithstanding any provision herein to the contrary, none of the Committee, the Board, the Company, any Affiliates, or the directors, officers or employees of the foregoing, shall have any liability to any Participant or any other Person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

6.3. Exercise Price. The exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject to such Stock Option on the date of the grant of the Stock Option and, in any event, shall never be less than the par value of such Shares. Notwithstanding anything herein to the contrary, in no event shall any Employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate be granted an Incentive Stock Option unless the exercise price of such Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

6.4. Option Term. A Stock Option shall be exercisable for such period of time from the date of its grant as may be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant. Notwithstanding any provision to the contrary, an Incentive Stock Option granted to any Employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate shall not be exercisable later than five (5) years from the date of its grant.

6.5. Vesting of Stock Options. Each Stock Option granted pursuant to this Plan may only be exercised to the extent that the Optionee is vested in such Stock Option. Except as otherwise provided under subsection 13.2 herein, each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, which will be incorporated in the Award agreement entered into between the Company and such Optionee. Unless otherwise provided in a specific Award agreement, Stock Options granted to an Employee or a Director pursuant to this Plan shall become fully vested upon such Person’s Retirement and immediately exercisable according to the terms of the Award agreement evidencing such Stock Option. The vesting schedule may be accelerated if, in the discretion of the Committee, the acceleration would not be inconsistent with the purposes of this Plan.

6.6. Time and Manner of Exercise. Except to the extent otherwise provided in the applicable Award agreement, each Stock Option may be exercised, in whole or in part, by submitting to the Committee an exercise agreement in the form prescribed by the Committee and duly executed by Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be). Except as otherwise permitted by the Committee and expressly provided in the applicable Award agreement, the exercise price and applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 10 herein.

(a) Voluntary Termination of Service. Unless otherwise provided in the applicable Award agreement, in the event the Continuous Service of a Participant terminates (other than upon such Participant’s death or Disability, or for Cause), such Participant may thereafter exercise the vested portion of his Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the date ninety (90) days following such Participant’s Termination Date or (ii) the expiration of the Award term under subsection 6.4. If, after termination, such Participant does not exercise his Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(b) Death of Participant. Unless otherwise provided in the applicable Award agreement, in the event the Continuous Service of a Participant terminates by reason of such Participant’s death (or in the event such Participant dies within ninety (90) days following such Participant’s Termination Date), such Participant’s estate or heirs may thereafter exercise such Participant’s Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of such Participant’s Termination Date or (ii) the expiration of the Award term under subsection 6.4. If, after the Participant’s death, the Participant’s estate or heirs have not exercised the Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(c) Disability of Participant. Unless otherwise provided in the applicable Award agreement, in the event the Continuous Service of a Participant terminates by reason of such Participant’s Disability, such Participant, or his legal representative, may thereafter exercise such Participant’s Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of such Participant’s

Termination Date or (ii) the expiration of the Award term under subsection 6.4. If, after termination, such Participant or his legal representative has not exercised the Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(d) Termination For Cause. Unless otherwise provided in the applicable Award agreement, in the event the Continuous Service of a Participant terminates for Cause, all Stock Options held by such Participant, whether or not vested, shall immediately terminate and will no longer be exercisable.

(e) Discretion of Committee. The Committee shall have the sole discretion, exercisable at any time, to extend the term during which a Stock Option is to remain exercisable following the Participant’s Termination Date from the period otherwise in effect for that Stock Option and set forth in the Award agreement to such greater period of time as the Committee shall deem appropriate; provided, however, that the term during which the Stock Option is exercisable shall not be extended to a date beyond the later of (i) the Award term under subsection 6.4 or (ii) thirty (30) days following the first date on which the exercise of the Stock Option would no longer violate applicable federal, state, local or foreign laws and would no longer jeopardize the ability of the Company to continue as a going concern; and provided further that no extension to the term of an Award benefiting an Insider shall be made without shareholder approval (excluding the Shares held directly or indirectly by Insiders benefiting from the extension). An extension of the time during which a Stock Option is exercisable shall not be treated as the grant of a new Stock Option except to the extent required, with respect to an Incentive Stock Option, under Section 424(h) of the Code and, with respect to a Non-Qualified Stock Option, under Section 409A of the Code.

(f) Payment In Lieu of Exercise. Notwithstanding any provision to the contrary herein, the Participant (or, following the Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) may make a written request to the Committee to receive a cash payment in lieu of the issuance of Shares upon exercise of any one or more Stock Options. Following receipt of the Participant’s written request, the Committee shall determine, in its sole and absolute discretion, whether and under what conditions such cash payment may be made to the Participant. Any cash payment made pursuant to this paragraph (f) shall be made in such manner as the Committee may deem appropriate and shall be equal to the Fair Market Value of the Shares that would otherwise have been issued under the applicable Stock Option(s), less the aggregate exercise price and less applicable tax withholding. Notwithstanding the foregoing, the Committee shall have no obligation to make any cash payment requested under this paragraph (f) and a cash payment made hereunder shall not entitle another Participant to uniform treatment. A Participant whose request for a cash payment is denied may exercise his Stock Option and receive Shares at the time and in the manner specified in the applicable Award agreement.

(g) Lapsed and Cancelled Stock Options. Nothing contained in this Plan will be deemed to extend the term of a Stock Option or to revive any Stock Option which has previously lapsed or been cancelled, terminated or surrendered.

6.7. Transferability of Options.

(a) Incentive Stock Options. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(b) Non-Qualified Stock Options. A Non-Qualified Stock Option shall be transferable to the extent provided in the Award agreement; provided that, following a permissible transfer, the Non-Qualified Stock Option shall continue to be subject to the terms of the Plan and the applicable Award agreement to the same extent as if not transferred. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(c) Designated Beneficiaries. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Committee, in a form satisfactory to the Committee, designate a third party who, in the event of the death of Participant, shall thereafter be entitled to exercise the Stock Option.

(d) Evidence of Rights. The transferee of a Stock Option shall not be permitted to exercise the Stock Option unless and until such transferee has provided the Committee a copy of the will and/or such other evidence as the Committee determines necessary to establish the validity of the transfer.

6.8. Reload Options. If an Optionee delivers Shares previously issued to the Optionee in full or partial payment of the exercise price for any Stock Option, or if the Optionee elects to have the Company retain that number of Shares out of the Shares being acquired through the exercise of the Stock Option having a Fair Market Value equal to the exercise price of the Stock Option being exercised, the Committee may, in its sole discretion, authorize the grant of a new Stock Option (a “Reload Option”) for that number of Shares equal to the number of surrendered Shares or newly acquired Shares being retained by the Company in payment of the exercise price of the underlying Stock Option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option. The exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall, subject to subsection 6.6(e) above, be exercisable no later than the time when the underlying stock option being exercised could last be exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

SECTION 7. STOCK APPRECIATION RIGHTS

7.1. Grants. The Committee may, in its sole and absolute discretion, grant Stock Appreciation Rights, whether alone or in addition to other Awards issued under the Plan, to any Employee, Director or Consultant. The Committee shall specify in the Award agreement the number of Shares subject to the Award, whether the Stock Appreciation Right is granted in tandem with a Stock Option and, if so, whether the exercise of the Stock Appreciation Right will result in the cancellation of all or part of the accompanying Stock Option and whether the exercise of the Stock Appreciation Right will be automatic upon exercise of the accompanying Stock Option and any other conditions and restrictions as the Committee, in its sole and absolute discretion, determines appropriate and which are not inconsistent with the terms of the Plan.

7.2. Exercisability. Subject to the requirements of this subsection 7.2, a Stock Appreciation Right shall be exercisable in the time and manner determined by the Committee and set out in the applicable Award agreement. Notwithstanding the foregoing, the Committee may accelerate the time at which any outstanding Stock Appreciation Right may be exercised if the Committee determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

(a) Stock Appreciation Rights Granted in Tandem with Incentive Stock Options. Notwithstanding any provision herein to the contrary, a Stock Appreciation Right granted in tandem with an Incentive Stock Option (i) may be exercised only at the times and to the extent the related Incentive Stock Option is exercisable, (ii) will expire upon the termination or expiration of the related Incentive Stock Option, (iii) may not result in a Participant realizing more than 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Stock Appreciation Right is exercised, and (iv) may be exercised only at such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option.

(b) Stock Appreciation Rights Granted in Tandem with Non-Qualified Stock Options. Notwithstanding any provision herein to the contrary, a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option (i) may be exercised at the time or times provided by the Committee, (ii) will expire upon the date specified by the Committee, and (iii) may not result in a Participant realizing more than 100% of the difference between the Fair Market Value of the Shares on the date the Stock Appreciation Right is granted and the Fair Market Value of the Shares at the time the Stock Appreciation Right is exercised.

7.3. Time and Manner of Exercise. Except to the extent otherwise provided in the applicable Award agreement, each Stock Appreciation Right may be exercised, in whole or in part, by submitting to the Committee an exercise agreement in the form prescribed by the Committee and duly executed by the Participant (or, following the Participant’s Disability or death, his legal representative, estate or heirs, as the case may be). The applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under subsection 10.2 herein. Unless otherwise provided in the applicable Award agreement, in the event the Participant’s Continuous Service terminates, the Participant (or, following the Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) may thereafter exercise his Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the Termination Date), to the same extent that the Participant (or, following the Participant’s Disability or death, his legal representative, estate or heirs, as the case may be) would be permitted to exercise a Stock Option following his Termination Date as provided under subsection 6.6 above.

7.4. Payment of Benefit. The grant of the Stock Appreciation Right may provide that the Participant will be paid either in cash or in Shares, or a combination thereof, at the sole discretion of the Committee. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share on the date of the exercise of the Stock Appreciation Right over the greater of: (i) the Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right (or such greater value established on the date of grant and set forth in the Award agreement) or (ii) the par value of such Share, multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised. If a Stock Appreciation Right is payable in cash, then the Participant shall receive his benefit in a lump sum cash payment equal to the amount to which the Participant is entitled upon exercise of the Stock Appreciation Right. If a Stock Appreciation Right is payable in Shares, then the Participant shall receive that number of whole Shares having an aggregate Fair Market Value equal to the amount to which the Participant is entitled upon exercise of the Stock Appreciation Right. Any fractional Shares to which the Participant is entitled upon exercise of a Stock Appreciation Right shall be paid in accordance with subsection 15.5.

7.5. Transferability.

(a) Rights to Transfer. A stand-alone Stock Appreciation Right shall be transferable to the extent provided in the Award agreement; provided, however, if the Award agreement does not provide for transferability, then the Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. A Stock Appreciation Right granted in tandem with a Stock Option may be transferred only at the times and to the extent the related Stock Option is transferable.

(b) Evidence of Rights. The transferee of a Stock Appreciation Right shall not be permitted to exercise the Stock Appreciation Right unless and until such transferee has provided the Committee a copy of the will and/or such other evidence as the Committee determines necessary to establish the validity of the transfer.

SECTION 8. RESTRICTED STOCK

8.1. Grants. The Committee may, in its sole and absolute discretion, grant Restricted Stock, whether alone or in addition to other Awards granted pursuant to this Plan, to an Employee, Director or Consultant of the Company or an Affiliate. The terms and conditions of the Restricted Stock shall be specified in an Award agreement executed by the Participant. The Award agreement shall set forth the purchase price, if any, for the Shares, the rights, if any, of the Participant during the restriction period and the forfeiture restrictions applicable to the particular Award, including the vesting schedule (which may be based on service, satisfaction of one or more Performance Goals or other factors) and such other conditions and restrictions as the Committee shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan.

8.2. Payment for Restricted Stock. Upon the Participant’s acceptance of an applicable Award agreement for Restricted Stock, the Participant shall pay to the Company the purchase price, if any, for the Shares, which in no event shall be less than the par value of such Shares.

Such purchase price may be paid in any manner permitted under Section 10 herein and set forth in the applicable Award agreement.

8.3. Terms of Restricted Stock.

(a) Forfeiture of Restricted Shares. Subject to subsection 8.3(b) herein, and except as otherwise provided in the applicable Award agreement, all Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant satisfies the requirements of the Award agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Committee, in its sole and absolute discretion, shall determine applicable with respect to the Restricted Stock.

(b) Waiver of Restriction Period. Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole and absolute discretion, waive the restriction period (or Performance Period, if applicable) and any other conditions set forth in the applicable Award agreement under appropriate circumstances (which may include the death or Disability of the Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of Shares of the Restricted Stock) as the Committee shall deem appropriate.

8.4. Transferability of Restricted Shares.

(a) Rights to Transfer. An Award of Restricted Stock shall be transferable to the extent provided in the Award agreement. If the Award agreement does not provide for transferability, then the Restricted Stock shall not be transferable except by will or by the laws of descent and distribution.

(b) Evidence of Rights. The transferee of an Award of Restricted Stock shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Committee a copy of the will and/or such other evidence as the Committee determines necessary to establish the validity of the transfer.

SECTION 9. OTHER AWARDS

9.1. General. The Committee may, in its sole and absolute discretion, grant to any Employee, Director or Consultant other forms of Awards based upon, payable in or otherwise related to, in whole or in part, the Common Stock, if the Committee, in its sole and absolute discretion, determines that such other form of Award is appropriate and not inconsistent with the purposes of this Plan. The types of Awards that may be issued under this Section 9 shall include but not be limited to restricted stock units, dividend equivalent rights, and performance-based compensation. The terms and conditions of such other form of Award shall be specified in an Award agreement that sets forth the terms and conditions of such Award, including, but not limited to, the price, the vesting schedule, and any Performance Goals, conditions and restrictions as the Committee shall impose as are not inconsistent with the terms of the Plan. In no event shall the price per Share of any Award based upon, payable in or otherwise related to, in whole or in part, the Common Stock be less than the par value of such Share. To the extent that any Award issued under this Section 9 constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code, then such Award shall be subject to the restrictions set forth in subsection 9.2 hereof.

9.2. Restrictions on Deferred Compensation.

(a) Applicability of Code Section 409A. Notwithstanding any provision herein or in an applicable Award agreement to the contrary, any Award issued hereunder that constitutes a deferral of compensation under a “nonqualified deferred compensation plan”, as such term is defined under Section 409A(d)(1) of the Code (or a successor provision thereto), shall be subject to the requirements of this subsection 9.2 and the Award agreement shall include such terms and conditions as are required to comply with the requirements of Section 409A of the Code (or a successor provision thereto) and applicable guidance published in the Internal Revenue Bulletin.

(b) Restrictions on Distributions. A Participant shall not be permitted to exercise or otherwise receive payment in connection with an Award subject to this subsection 9.2 on a date earlier than the date on which any of the following events occur:

(i) The Participant’s separation from service;

(ii) The date the Participant becomes Disabled;

(iii) The Participant’s death;

(iv) At a time or pursuant to a fixed schedule specified in the applicable Award agreement;

(v) Upon a Change in Control (as defined in subsection 2.5 for purposes of Awards that are subject to Code Section 409A); or

(vi) Upon the occurrence of an unforeseeable emergency (as defined under Section 409A(a)(2)(B)(ii)(I) of the Code).

The Committee may include one or more of the foregoing events in the applicable Award agreement as permissible events upon the earliest occurrence of which the Participant may exercise or otherwise receive payment in connection with such Award.

(c) Delay for Specified Employees. Notwithstanding the foregoing, or any provision of this Plan or the terms of an Award agreement to the contrary, a Participant who is a Specified Employee may not exercise or otherwise receive payment under any Award subject to this subsection 9.2 following his separation from service prior to the earliest of (i) the first day of the seventh (7th) month following the date of such Participant’s separation from service, (ii) the Participant’s death or (iii) the occurrence of a permissible acceleration event described in paragraph (d) hereof.

(d) Prohibited Acceleration. The time at which, or the schedule pursuant to which, a Participant may exercise or otherwise receive payment in connection with an Award subject to this subsection 9.2 may not be accelerated, except as follows:

(i) Income Inclusion under Code Section 409A. If the Award fails to meet the requirements of Section 409A of the Code, the Participant may receive payment in connection with the Award before the Award would otherwise be paid, provided, however, that the amount paid to the Participant shall not exceed the lesser of (i) the amount payable under such Award or (ii) the amount to be reported pursuant to Section 409A of the Code on the applicable Form W-2 (or Form 1099) as taxable income to the Participant.

(ii) Withholding Purposes. If the Company is required to withhold an amount to pay the Participant’s portion of the Federal Insurance Contributions Act (FICA) tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code with respect to an amount that is or will be paid to the Participant under the Award before the amount otherwise would be paid, the Committee may withhold an amount equal to the lesser of: (i) the amount payable under such Award or (ii) the aggregate of the FICA taxes imposed and the income tax withholding related to such amount.

An acceleration will not be deemed to have occurred where the time or schedule for receiving payment in connection with an Award is accelerated as the result of the occurrence of an intervening event that is described in the Award agreement and that constitutes a permissible event described in paragraph (b) (except to the extent otherwise limited in accordance with paragraph (c)).

(e) Delay for Compelling Business Reasons. Notwithstanding any provision of this subsection 9.2 to the contrary, the date on which a Participant may exercise or otherwise receive payment under an Award subject to this subsection 9.2 may be delayed to a date later than the date specified in the Award agreement; provided such delay satisfies the requirements of this paragraph (e).

(i) Going Concern. In the event the Board determines that the exercise of the Award or the making of any payment under the Award on the date specified in the Award agreement would jeopardize the ability of the Company to continue as a going concern, the Committee may delay the exercise or payment of the Award until the first calendar year in which the Board notifies the Committee that the exercise or payment would not have such effect.

(ii) Loss of Deduction. In the event the Board determines that the Company’s Federal income tax deduction for benefits recognized or paid under the Award would not be permitted due to the application of Section 162(m) of the Code, the Committee may delay the date on which the Award would otherwise be exercised or the date on which the payment of such benefits would otherwise be made or commence, provided that the Award is exercised or the payment is made either (i) in the first taxable year of the Participant in which the Company reasonably anticipates (or should reasonably anticipate) that the Federal income tax deduction of such benefit would not be barred by application of Section 162(m) of the Code or (ii) during the period beginning with the date of the Participant’s separation from service and ending on the later of the last day of the taxable year of the Company in which the Participant’s separation from service occurred or, if later, the 15th day of the third month following the Participant’s separation from service. In the case of a Specified Employee, however, the period described in clause (ii) of the immediately preceding sentence shall instead be measured from the first day of the seventh (7th) month following such Participant’s separation from service to the last day of the taxable year of the Company in which such date occurred or, if later, the 15th day of the third month following such date.

(iii) Violation of Securities Laws. In the event the Board reasonably anticipates that the exercise of the Award or the payment or commencement of benefits under the Award will violate Federal securities laws or other applicable law (other than Section 409A of the Code), the date on which the Award would otherwise be exercised or the date on which the payment of such benefits would otherwise be made or commence may be delayed until the earliest date on which the Board reasonably anticipates that the exercise of the Award or the making or commencement of such payment would not cause such violation.

(f) Administrative Delay in Payment. An Award subject to this subsection 9.2 shall be exercised or paid on the date specified in accordance with the provisions of the foregoing paragraphs of this subsection 9.2; provided that, in the case of administrative necessity, the exercise or payment of such Award may be delayed up to the later of (i) the last day of the calendar year in which the Award would otherwise be exercised or the payment would otherwise be made or (ii) the 15th day of the third calendar month following the date on which the Award would be exercised or the payment would otherwise be made. Further, if, as a result of events beyond the control of the Participant (or following the Participant’s death, the Participant’s Designated Beneficiary), it is not administratively practicable for the Committee to calculate the amount of benefits due to such Participant as of the date on which the Award would otherwise be exercised or payment would otherwise be made, the exercise or payment may be delayed until the first calendar year in which calculation of the amount is administratively practicable.

(g) No Participant Election. Notwithstanding the foregoing provisions, if the period during which payment of an Award will be made occurs, or will occur, in two calendar years, the Participant shall not be permitted to elect the calendar year in which the payment shall be made.

SECTION 10. PAYMENTS UNDER AWARDS

10.1. Consideration for Shares. Except as otherwise provided in this Plan, and subject to and in accordance with applicable law, consideration for Shares purchased under Awards may be submitted only in such amounts and at such intervals of time as specified in the applicable Award agreement:

(a) by payment to the Company of the amount of such consideration by cash, wire transfer, certified check or bank draft;

(b) by execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

(c) by “cashless exercise”, pursuant to which the Company withholds from the Shares that would otherwise be issued upon exercise of an Award that number of Shares with a Fair Market Value equal to the exercise price for the Award;

(d) through a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received a fully and duly endorsed copy of the Award agreement and a fully and duly endorsed notice of exercise or purchase, along with written instructions signed by such Participant requesting that the Company deliver Shares to the broker-dealer to be held in a designated account on behalf of such Participant; (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon grant, exercise, or vesting; and (iii) the broker-dealer and such Participant have otherwise complied with applicable securities laws;

(e) through the delivery of unrestricted Shares having a Fair Market Value equal to the Exercise Price and owned by a Participant for more than six (6) months (or such shorter or longer period of time as is necessary to avoid a charge to earnings on the Company’s financial statements);

(f) any combination of one or more methods described herein; or

(g) any other consideration deemed acceptable by the Committee, in its sole and absolute discretion.

Notwithstanding any provision herein to the contrary, a Participant shall not be permitted to exercise an Incentive Stock Option pursuant to paragraphs (c)—(g) above unless the Award agreement specifically permits such method of exercise on the date of grant.

10.2. Withholding Requirements. The Plan Administrator shall notify each Participant of any tax withholding obligations arising as a result of the grant, exercise or vesting of an Award. As a condition to a Participant’s exercise of an Award and, if applicable, the issuance of Shares, the Participant must satisfy the applicable withholding obligation as may be required by law. The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the grant, exercise, or vesting of an Award must be submitted in such amounts and at such time as specified in the applicable Award agreement:

(a) by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft;

(b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the Award or the delivery of unrestricted Shares owned by such Participant for more than six (6) months (or such shorter or longer period as is necessary to avoid a charge to earnings on the Company’s financial statements) and having a Fair Market Value equal to the minimum withholding obligation; or

(c) pursuant to a written agreement between the Participant and the Company authorizing the Company to withhold from such Participant’s regular wages the amount of such withholding tax obligation.

If the Participant elects to use and the Committee permits either method described in subsection 10.2(b) herein in full or partial satisfaction of any withholding tax liability resulting from the grant, exercise or vesting of an Award hereunder, the Company shall remit an amount equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

SECTION 11. ISSUANCE OF CERTIFICATES AND SHAREHOLDER RIGHTS

11.1. Issuance of Share Certificates. Prior to the issuance of Common Stock hereunder, whether upon grant, exercise, or purchase under the applicable Award, a Participant shall submit the consideration, if any, required under the applicable Award agreement; payment or other provision for any applicable tax withholding obligations; and all documents to be executed and delivered by such Participant in accordance with the provisions of this Plan and the applicable Award agreement or as may otherwise be required by the Company or the Committee, including, without limitation, with respect to Restricted Stock, a stock power, endorsed in blank, relating to the Shares covered by such Award. The Company will evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book-entry registration or issuance of a duly executed Share certificate in the name of the Participant, provided that stock certificates evidencing Restricted Stock granted pursuant to this Plan shall be held in the custody of the Company or its duly authorized delegate until the restrictions thereon have lapsed. If certificates are issued, a separate certificate or certificates will be issued for Shares issued in connection with each type of Award granted to the Participant and, to the extent applicable, shall include a legend giving appropriate notice of the restrictions on the Shares.

11.2. Shareholder Rights. No Person shall have any rights as a stockholder of the Company with respect to any Shares of Common Stock subject to an Award unless and until such Person becomes the holder of record of such Shares pursuant to subsection 11.1 hereof, and except as otherwise provided by subsection 13.1, no adjustment will be made for dividends or other distributions in respect of such Shares for which the record date is prior to the date on which such Person has become the holder of record. For these purposes, a Participant who receives a grant of Restricted Stock shall become a holder of record as of the grant date or, if later, the date on which the applicable purchase price is paid, and shall thereafter be entitled to the voting and dividend rights appurtenant to such Shares.

SECTION 12. COMPLIANCE WITH SECURITIES AND OTHER LAWS

12.1. Securities Laws. As a condition to the issuance or transfer of any Award or any security issuable in connection with such Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Award or any security issuable in connection with such Award until the Company has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations and that the recipient has tendered to the Company any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Company has a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act, or under any other state, federal or foreign law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any security issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Award or any security issuable in connection with such Award if such refusal is based upon the foregoing provisions of this subsection 12.1. As a condition to any issuance, delivery or transfer of any Award or any security issuable in connection with such Award, the Company may place legends on any agreement, instrument or certificate evidencing such Award or security, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the recipient of such Award or security to the effect that such recipient is acquiring such Award or security solely for investment and not with a view to distribution and that no distribution of the Award or the security will be made unless registered pursuant to applicable federal, state or foreign securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

12.2. Code Section 162(m). With respect to any Performance Award granted to a Covered Participant and for which the Company intends to comply with the requirements of Section 162(m) of the Code (as stated in the applicable Award agreement), the Committee shall establish, in writing, the Performance Goal(s) of the Award and the method for computing the number of Shares or the amount of compensation payable to the Covered Participant (subject to the limitations set forth in Section 4.2 above) if the Performance Goals are attained, which shall be established no later than the earlier of (i) the 90th day following the commencement of the relevant Performance Period (provided the outcome is substantially uncertain at the time the Performance Goal is established) and (ii) the date as of which 25% of the Performance Period has elapsed. Prior to the payment of the compensation under any Performance Award granted to a Covered Participant, the Committee shall certify, in writing, that the Performance Goals and any other material terms were, in fact, satisfied by the Covered Participant. The Committee’s discretion to modify or waive the Performance Goal(s) and any other term of a Performance Award with respect to which the Company intends to comply with the requirements of Code Section 162(m) shall be restricted to the extent required under that section.

12.3. Code Section 409A. It is the intent of the Company that the Plan comply in all respects with Section 409A of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention.

12.4. Toronto Stock Exchange. This Section 12.4 shall apply for any period during which the Shares are listed on the Toronto Stock Exchange. To the extent any provision of this subsection 12.4 is inconsistent with any other provision of the Plan during such period, the provisions of this subsection 12.4 shall govern.

(a) Limitations on Awards.

(i) The maximum number of Shares that may be reserved for issuance pursuant to Awards to or for the benefit of Insiders, together with any other previously established or proposed share compensation arrangements may not at any time exceed 10% of the outstanding issue.

(ii) The maximum number of Shares that may be issued under the Plan to Insiders, together with any other previously established or proposed share compensation arrangements, within any one-year period, may not exceed 10% of the outstanding issue.

For purposes of this subsection 12.4(a), an entitlement to acquire Shares granted under any share compensation arrangement prior to the person becoming an Insider may be excluded in determining the number of Shares issuable to Insiders.

(b) Compliance with Manual. It is the intent of the Company that the Plan shall comply with the applicable requirements prescribed under the Toronto Stock Exchange Company Manual.

(c) Approval and Acceptance. This Plan (including any amendment other than an amendment referred to in Section 14) is subject to the approval of the shareholders of the Company and to the approval or acceptance of any applicable securities regulatory authority or stock exchange, if required. Any Awards granted under this Plan prior to such approval and acceptance, if necessary, will be conditional upon such approval and acceptance being given and no such Awards may be exercised unless and until such approval and acceptance is given.

(d) Surrender of Previous Incentive Awards. The Committee may not grant Awards to Insiders on the condition that such Insiders surrender for cancellation Awards previously granted without the approval of the Toronto Stock Exchange and, if required by the Toronto Stock Exchange, the Company’s shareholders.

(e) Limitations on Payment with Shares. The Committee may not cancel any Awards held by Insiders and subsequently regrant such Awards under different terms within three (3) months of the cancellation without the approval of the Toronto Stock Exchange and, if required by the Toronto Stock Exchange, the Company’s shareholders.

SECTION 13. ADJUSTMENTS UPON CHANGES IN SHARES OR CORPORATE TRANSACTION

13.1. Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of Shares available for issuance under the Plan pursuant to subsection 4.1 and available for issuance under to subsection 4.2, and all outstanding Awards shall be appropriately adjusted in the class(es) and number of Shares and price per Share of Common Stock subject to such outstanding Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company).

13.2. Change in Control. In the event of a Change in Control, unless the Committee determines otherwise, then with respect to Awards held by Participants whose Continuous Service has not terminated:

(a) Notice and Acceleration. (i) The Company shall provide each Participant written notice of such Change in Control, (ii) all outstanding Stock Options and Stock Appreciation Rights of such Participant shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock and other Awards held by such Participant shall immediately lapse.

(b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Stock Options and Stock Appreciation Rights that are not exercised shall be assumed or replaced with comparable options or rights, by the surviving corporation.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or both of the following actions: the Committee may (i) require that Participants surrender their outstanding Stock Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the exercise price of the Stock Options, or the Fair Market Value of the Stock Appreciation Rights on the Award date, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

13.3. Permitted Modifications Upon Changes in Shares or Change in Control. Notwithstanding any provision of this Section 13 to the contrary, no Stock Option or Stock Appreciation Right may be substituted or assumed in connection with a capitalization adjustment described in subsection 13.1 or a Change in Control described in subsection 13.2 unless such substitution or assumption complies with the requirements of Treasury Regulations Section 1.424-1.

SECTION 14. AMENDMENT OR TERMINATION

The Board may, at any time, suspend or terminate the Plan and such suspension or termination may be retroactive or prospective. Termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award. Absent any prior action by the Board to terminate or suspend the Plan, the Plan shall automatically terminate on the Expiration Date. Except to the extent otherwise provided in Section 12.4(c), the Board may also at any time, without shareholder approval, add to, repeal or otherwise amend any of the terms of the Plan or any Awards and, without limiting the generality of the foregoing, may make the following changes, deletions, revisions or amendments (“amendments”), subject to the approval or acceptance of any applicable securities regulatory authority or stock exchange, if required:

(a)	any amendment to the vesting provisions of the Plan or any Award;

(b)	any amendment to the termination provisions of the Plan or any Award, provided that such amendment does not entail an extension beyond the expiry date of the Award or extend the term of the Plan beyond the Expiration Date;

(c)	any amendment to the Persons eligible to receive Awards or otherwise relating to the eligibility of anyone to receive Awards other than an amendment that would have the potential of broadening or increasing insider participation, which amendment shall require shareholder approval;

(d)	any amendment with respect to the method or manner of exercise of any Award;

(e)	any amendment of a “housekeeping” nature; and

(f)	any other amendment that under the rules of the Toronto Stock Exchange (or such other stock exchange on which the Shares may be listed) does not require shareholder approval;

provided that no such addition, repeal, or amendment shall in any manner materially adversely affect the rights of any Participant under any Awards theretofore granted under the Plan without such Participant’s consent. This Section 14 is intended to provide the Board with the broadest scope of amendment powers permitted by the rules of the Toronto Stock Exchange (or such other stock exchange on which the Shares may be listed), as such rules may be amended from time to time.

Notwithstanding the foregoing, no amendment shall increase the number of Shares reserved for issuance under the Plan as an Incentive Stock Option (other than in accordance with an adjustment pursuant to subsection 13.1 hereof), change the Employees or group of Employees eligible to receive Incentive Stock Options, or change the identity of the granting company or the Shares issued upon exercise of Incentive Stock Options, unless such amendment is approved by the shareholders of the Company within twelve (12) months before or after the adoption of such amendment.

SECTION 15. GENERAL PROVISIONS

15.1. No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

15.2. No Right to Employment or Continuation of Relationship. Nothing in this Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or an Affiliate or to continue as a Consultant or Director. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or Director with the Company or any Affiliate, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any agreement evidencing an Award made under this Plan. No Consultant, Director or Employee of the Company or any Affiliate shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of any Consultant, Director or Employee of the Company or any Affiliate or of any Participants.

15.3. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

15.4. Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

15.5. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If a fractional Share is granted under an Award, the Committee shall pay cash to Participant in an amount equal to the proportional Fair Market Value of such fractional Share in lieu of any such fractional Share, and any rights with respect to such fractional Share shall be cancelled, terminated and otherwise eliminated.

15.6. Headings. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

15.7. Code Section 83(b) Elections. Neither the Company nor any Affiliate has any responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to Section 83 of the Code in the Participant’s gross income for the year in which the Shares are transferred to the Participant. Any Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

15.8. No Limitation Upon the Rights of the Company. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

15.9. Indemnification. The Company shall indemnify each present and future member of the Committee or the Board acting in its capacity as Plan administrator, as well as any officer or employee acting at the direction of the Plan administrator or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance of services in connection with the administration of this Plan, whether or not he continues to perform such services at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any employee acting at the direction of the Plan administrator or its authorized delegate, and shall be in addition to all other rights to which such member, officer or employee shall be entitled as a matter of law, contract, or otherwise.

15.10. General Assets. The proceeds to be received by the Company upon exercise of any Award or purchase of Shares pursuant to any Award will constitute general assets of the Company and may be used for any proper purposes.

15.11. No Assignment or Alienation. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award or Shares issued in connection with an Award contrary to the provisions of this Plan, the applicable Award Agreement, or the levy of any execution, attachment or similar process upon an Award or Shares issued in connection with an Award shall be null and void and without effect.

15.12. No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

15.13. Repricing. Notwithstanding any provision in this Plan to the contrary, repricing of Stock Options and Stock Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Option or a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling a Stock Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying Shares in exchange for another Stock Option, Stock Appreciation Right, Restricted Shares or other equity award. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

15.14. Qualification of Plan. This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

15.15. Compliance within Jurisdiction. Notwithstanding any provision herein to the contrary, this Plan shall not be effective in any jurisdiction, and no Awards shall be granted to residents thereof, unless the Plan has been properly qualified under the applicable securities laws, if any, of such jurisdiction.

15.16. Gender and Number. In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

15.17. Extension of Exercise Period. Notwithstanding any provision herein to the contrary, and only to the extent that extension would not result in characterization of an Award as deferred compensation under Section 409A of the Code, if the period during which an Award may otherwise be exercised hereunder expires during or within ten business days after a black out period imposed by the Company under the Company’s Insider Trading Policy (a “Black Out Period”), then the period during which such Award may be exercised shall be extended to the date that is ten business days after the last day of such Black Out Period, after which time such Award shall expire and terminate.

15.18. Company’s Right to Issue Other Shares. The Company shall not by virtue of the Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares or other securities, varying or amending its share capital or corporate structure, establishing other or additional security based compensation arrangements, or conducting its business in any way whatsoever; provided, however, that the number of the Company’s securities issued to insiders of the Company, within any one year period, and issuable to insiders of the Company, at any time, under the Plan, or when combined with all of the Company’s other security based compensation arrangements, shall not exceed 10% of the Company’s total issued and outstanding securities.